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                                                                  EXHIBIT (23)-1


                          CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 6, 1998, in the Registration Statement (Form S-1 No. 33-______) and related Prospectus of The Banc Corporation for the registration of 1,150,000 shares of its common stock.




Birmingham, Alabama
November 6, 1998